Sunshine Financial, Inc.

Community Meeting

_____ __, 2008

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

Sunshine SAVINGS BANK



Welcome to a brighter way to bank.

FORWARD-LOOKING STATEMENTS

When used in this prospectus and in future filings by Sunshine Financial with the SEC, in Sunshine Financial's press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases, "anticipate," "believes," "expects," "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "projected," or similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties, including but not limited to changes in economic conditions in Sunshine Financial's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Sunshine Financial's market area, changes in the position of banking regulators on the adequacy of our allowance for loan losses, and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected.

Sunshine Financial wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advise readers that various factors, including regional and national economic conditions, substantial changes in levels of market interest rates, credit and other risks of lending and investing activities, and competitive and regulatory factors, could affect Sunshine Financial's financial performance and could cause Sunshine Financial's actual results for future periods to differ materially from those anticipated or projected.

Sunshine Financial does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Sunshine SAVINGS BANK



Welcome
to a brighter way to bank.

BRANCH LOCATIONS



Lake Jackson
Phipps Park
Phipps-Overstreet Greenway Park
LEON
FLORIDA
St. Peter
Lafayette
Perkins
Edwards Wildlife Area
Forest Service
ALABAMA
Gulf of Mexico
THE BAHAMAS
Clearwater
Cape Coral
Miami

Killearn Branch
3534-A Thomasville Rd.
Tallahassee, FL 32309

Branch Office Mahan Drive
3266 Mahan Dr.
Tallahassee, FL 32308

Main Office
1400 East Park Ave.
Tallahassee, FL 32301

Branch Office Monroe St.
1533-A South Monroe St.
Tallahassee, FL 32301

Branch Office Pembroke Pines
10016 Pines Boulevard
Pembroke Pines, FL 33024

Sunshine SAVINGS BANK



Welcome to a brighter way to bank.

MANAGEMENT TEAM

- **Louis O. Davis, Jr.**, *President & Chief Executive Officer*
- **Brian P. Baggett**, *Exec. Vice President, COO & Secretary*
- **Scott A. Swain,** *Senior Vice President, CFO & Treasurer*

TOTAL ASSETS


$145,449 *
$136,562 *
$156,925
$167,447
$165,702
$180,000
$170,000
$160,000
$150,000
$140,000
$130,000
$120,000
$110,000
$100,000
($000)
12/31/2005
12/31/2006
12/31/2007
3/31/2008
6/30/2008

* As a credit union

Sunshine SAVINGS BANK

Welcome to a brighter way to bank.

ASSET MIX


Loans, Net
79%
Other Assets
17%
Securities
4%

At June 30, 2008

LOANS, NET



$116,097 *
$118,021 *
$125,602
$126,284
$130,986
$135,000
$128,000
$121,000
$114,000
$107,000
$100,000
($000)
12/31/2005
12/31/2006
12/31/2007
3/31/2008
6/30/2008

* As a credit union

Sunshine SAVINGS BANK

Welcome to a brighter way to bank.

LOAN PORTFOLIO MIX



RE - 1 - 4 Family
55%
Consumer - Home Equity
13%
Consumer - Automobile
17%
Consumer - Credit Cards
12%
Consumer - Deposit Account
2%
Consumer - Other
1%

At December 31, 2006



RE - 1 - 4 Family
60%
RE - Construction
1%
Consumer - Home Equity
15%
Consumer - Automobile
12%
Consumer - Credit Cards
9%
Consumer - Deposit Account
1%
Consumer - Other
2%

At March 31, 2008

Sunshine SAVINGS BANK

Welcome to a brighter way to bank.

DEPOSIT MIX



Non-Interest Bearing Demand 19%
Statement Savings & MMDAs 44%
IRA 4%
Time Deposits 33%

At December 31, 2006



Statement Savings & MMDAs 31%
IRA 3%
Non-Interest Bearing Demand 15%
Certificates of Deposit 51%

At March 31, 2008

Sunshine SAVINGS BANK

Welcome to a brighter way to bank.

NON PERFORMING LOANS TO TOTAL LOANS



5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
0.18% *
0.38% *
1.10%
1.20%
1.11%
12/31/2005
12/31/2006
12/31/2007
3/31/2008
6/30/2008

* As a credit union

Sunshine SAVINGS BANK

Welcome to a brighter way to bank.

NON PERFORMING ASSETS TO TOTAL ASSETS



0.52% *
0.53% *
1.05%
1.00%
0.99%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
12/31/2005
12/31/2006
12/31/2007
3/31/2008
6/30/2008

* As a credit union

Sunshine SAVINGS BANK



Welcome to a brighter way to bank.

TOTAL DEPOSITS



$127,938 *
$118,077 *
$137,568
$148,860
$147,472
$155,000
$150,000
$145,000
$140,000
$135,000
$130,000
$125,000
$120,000
$115,000
$110,000
$105,000
$100,000
($000)
12/31/2005
12/31/2006
12/31/2007
3/31/2008
6/30/2008

* As a credit union

EQUITY CAPITAL


$16,557 *
$17,478 *
$17,785
$17,524
$17,226
$20,000
$19,000
$18,000
$17,000
$16,000
$15,000
$14,000
$13,000
$12,000
$11,000
$10,000
(000s)
12/31/2005
12/31/2006
12/31/2007
3/31/2008
6/30/2008

* As a credit union


Sunshine
SAVINGS BANK
Welcome
to a brighter way to bank.

TIER 1 CAPITAL RATIO


9.8%
8.0% *
1.8%
14.9%
6.0%
8.9%
16.2%
8.0%
8.2%
20%
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
Core or Tier 1 Capital
Tier 1 Risk-Based Capital
Risk-Based Capital
Actual
Requirement
Excess

* As a newly converted savings bank, our required level of Core Capital is 8.0% for our first three years of operation. Thereafter it will be 5.0%.

At June 30, 2008

Sunshine Savings Bank

Welcome to a brighter way to bank.

NET INTEREST MARGIN



5.76%*
5.67%*
4.37%
3.20%
3.09%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
12/31/2005
12/31/2006
12/31/2007
3/31/2008
3 Months Ended
6/30/2008
6 Months Ended

* As a credit union

Sunshine SAVINGS BANK — Welcome to a brighter way to bank.

NET INCOME (LOSS)



$851 *
$574 *
$307
-$261
-$559
$1,000
$850
$700
$550
$400
$250
$100
-$50
-$200
-$350
-$500
-$650
-$800
($000)
12/31/2005
12/31/2006
12/31/2007
3/31/2008
3 Months Ended
6/30/2008
6 Months Ended

* As a credit union. Net earnings presented as if the credit union had been subject to federal and state income taxes


Sunshine
SAVINGS BANK
Welcome
to a brighter way to bank.

RETURN ON AVERAGE ASSETS


0.57% *
0.41% *
0.21%
-0.67%
-0.70%
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
-0.10%
-0.20%
-0.30%
-0.40%
-0.50%
-0.60%
-0.70%
-0.80%
-0.90%
-1.00%
12/31/2005
12/31/2006
12/31/2007
3/31/2008
3 Months Ended
6/30/2008
6 Months Ended

* As a credit union. Net earnings presented as if the credit union had been subject to federal and state income taxes

Sunshine Savings Bank

Welcome to a brighter way to bank.

RETURN ON AVERAGE EQUITY



5.31% *
3.34% *
1.73%
-5.91%
-6.37%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
-1.00%
-2.00%
-3.00%
-4.00%
-5.00%
-6.00%
-7.00%
-8.00%
12/31/2005
12/31/2006
12/31/2007
3/31/2008
3 Months Ended
6/30/2008
6 Months Ended

* As a credit union. Net earnings presented as if the credit union had been subject to federal and state income taxes

Sunshine Savings Bank



Welcome to a brighter way to bank.

PRO FORMA DATA

	At or For the Three Months Ended March 31, 2008			
	Minimum of Range	Midpoint of Range	Maximum of Range	15% Above Maximum of Range
Shares Sold in Offering	688,500	810,000	931,500	1,071,225
Sale Price Per Share	$10.00	$10.00	$10.00	$10.00
Gross Proceeds	$6,885,000	$8,100,000	$9,315,000	$10,712,250
Shares Issued to MHC	841,500	990,000	1,138,500	1,309,275
Total Shares Outstanding	1,530,000	1,800,000	2,070,000	2,380,500
Pro Forma Stockholder's Equity	$22,624	$23,680	$24,737	$25,951
Pro Forma Stockholder's Equity Per Share	$14.79	$13.16	$11.95	$10.90
Price/Book Ratio	67.6%	76.0%	83.7%	91.7%
Fully Converted Stockholder's Equity Per Share*	$19.72	$18.05	$16.84	$15.77
Fully Converted Price/Book Ratio*	50.7%	55.4%	59.4%	63.4%
Pro Forma Net Earnings Per Share	($0.19)	($0.16)	($0.14)	($0.13)

* Assumes all shares were issued in the offering

PREFERENCE CATEGORIES

1. **Eligible Account Holders**

   Depositors who held at least $50 with us on December 31, 2006.

2. **Employee Stock Ownership Plan (ESOP)**

3. **Supplemental Eligible Account Holders**

   Depositors, other than directors and officers of Sunshine Financial and Sunshine Savings Bank, who held at least $50 with us on June 30, 2008, who do not qualify under priority (1) above

4. **Other Members**

   Depositors with us on July 31, 2008, to the extent not already included in a prior category

5. **Local Community**

   Residents of Leon and Broward Counties, Florida.

6. **General Community**

We thank you for your interest in Sunshine Financial, Inc.

Sunshine
Financial, Inc.